UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2006

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Vincera, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-51522	74-2912383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
611 South Congress Avenue, Suite 350 Austin, TX 78704 (Address of principal executive offices)

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512-443-8749

 (Registrant's telephone number)

Not Applicable

(Former name or former address if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2006, Mr. David R. Malmstedt was appointed Chairman of the board of directors of Vincera.  Mr. Malmstedt is also the company’s Chief Executive Officer and President.  In connection with this appointment Mr. Malmstedt was granted an option for 300,000 shares of the company’s common stock at a strike price of $0.36, which was the fair market value of the stock on the date of the grant.  This option will vest monthly over a two year period.

On November 30, 2006, Mr. Kevin M. Schick was appointed to the position of Chief Operating Officer.  Mr. Schick was most recently the company’s Chief Marketing Officer.  In connection with this appointment Mr. Schick was granted an option for 250,000 shares of the company’s common stock at a strike price of $0.36, which was the fair market value of the stock on the date of the grant.  This option will vest monthly over a two year period.  Mr. Schick served as Vincera’s Chief Marketing Officer since November 2005. From September 2005 to November 2005, Mr. Schick was an independent consultant providing services to Vincera.  From April 2002 until August 2005, Mr. Schick was an independent consultant providing services to companies operating within technology industries.  From June 2001 through March 2002, Mr. Schick served as Vice President, Marketing for Cacheon, Inc., a private software company that developed tools for component architectures.  From August 1999 to May 2001, Mr. Schick served as Vice President, Product Management and Solutions for Commerce One, a public e-commerce software company.  Mr. Schick has a B.S. in Business Administration from Central Washington University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCERA, INC. By: /s/ David R. Malmstedt David R. Malmstedt, Chairman, Chief Executive Officer, and President Date: December 6, 2006